SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2005

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Concurrent with an internal realignment of reporting structure and responsibilities within Oscient Pharmaceuticals’ clinical development and medical affairs departments, the position of Senior Vice President of Clinical Development & Medical Affairs has been discontinued. Effective immediately, Antonius M.G. Bunt is no longer employed by the Company. The Company and Dr. Bunt entered into an Employment Agreement dated January 10, 2005 filed with the SEC on March 16, 2005 as an exhibit to the Company’s Form 10-K for the year ending December 31, 2004.

ITEM 8.01. OTHER EVENTS.

On September 18, 2005, Oscient Pharmaceuticals Corporation issued a press release announcing the completion of its data analysis of a Phase III trial examining the potential use of FACTIVE® (gemifloxacin mesylate) tablets for the five-day treatment of mild to moderate community-acquired pneumonia. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on September 18, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Stephen Cohen
Name:	Stephen Cohen
Title:	Senior Vice President and Chief Financial Officer

Date: September 19, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Oscient Pharmaceuticals Corporation on September 18, 2005.

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